Exhibit 10.1

STOCK PURCHASE AGREEMENT

dated as of June 14, 2021

among

CONTANGO ORE, INC.

and

THE PURCHASER(S) NAMED HEREIN

TABLE OF CONTENTS

1.	Agreement to Purchase Common Stock		1

2.	Closing		1

	2.1	Closing Mechanics	1
	2.2	Closing Deliverables	1

3.	Purchasers’ Representations and Warranties		3

	3.1	Investment Intent	3
	3.2	Access to Information	3
	3.3	Investor Qualification; Economic Loss and Sophistication	3
	3.4	Knowledge and Experience	4
	3.5	Suitability	4
	3.6	Non-Registered Securities	4
	3.7	Section 13 and Section 16 Compliance	4
	3.8	Truth and Accuracy	5
	3.9	Due Formation; Good Standing; Authorization	5
	3.10	No Violation	5
	3.11	Enforceability	5
	3.12	Reliance on Own Advisers	5
	3.13	High Degree of Risk	6
	3.14	Brokers or Finders	6
	3.15	Short Sales	6
	3.16	State and Foreign Securities Laws; Other Relevant Laws	6
	3.17	Investment Company Act	6
	3.18	ERISA	7
	3.19	Anti-Terrorism Representations	7
	3.20	Anti-Money Laundering Representations	7
	3.21	Counsel to the Issuer Does Not Represent Purchaser	8

4.	Issuer’s Representations and Warranties		8

	4.1	Corporate Existence; Authority	9
	4.2	Enforceability	9
	4.3	The Common Stock	9
	4.4	Capitalization and Other Capital Stock Matters	10
	4.5	Financial Statements and SEC Documents	10
	4.6	Litigation	11
	4.7	No Material Adverse Change	11
	4.8	Environmental Matters	11
	4.9	Compliance with Laws, Other Instruments	12
	4.10	Regulatory Permits	12
	4.11	Observance of Agreements, Statutes and Orders	12
	4.12	Private Placement; Investment Issuer	13
	4.13	Listing and Maintenance Requirements	13
	4.14	Registration Rights	13
	4.15	Internal Accounting Controls	13
	4.16	Sarbanes-Oxley Act	13
	4.17	No General Solicitation	13
	4.18	Brokers or Finders	14

5.	Conditions of Purchasers’ Obligations at Closing		14

	5.1	Representations and Warranties	14
	5.2	Performance	14
	5.3	Proceedings and Documents	14
	5.4	Delivery	14
	5.5	Consents, Permits, and Waivers	14

6.	Conditions of the Issuer’s Obligations at Closing		14

	6.1	Representations and Warranties	14
	6.2	Payment of Purchase Price	15
	6.3	Delivery	15
	6.4	Qualifications	15

7.	Restrictions on Transfer		15

	7.1	Resale Restrictions	15
	7.2	Common Stock Restrictive Legend	15
	7.3	Illiquid Investment	16
	7.4	Removal of Legends	16
	7.5	Furnishing of Information	16
	7.6	Integration	16
	7.7	Securities Laws Disclosure; Publicity	17

8.	Indemnification		17

	8.1	Indemnification by Issuer	17
	8.2	Indemnification by Purchasers	18
	8.3	Claims for Indemnification	18

9.	Notices		20

10.	Reliance		20

11.	Termination		20

12.	Miscellaneous		21

	12.1	Survival	21
	12.2	Assignment	21
	12.3	Execution and Delivery of Agreement	21
	12.4	Gender; Headings; “Including”	22
	12.5	Severability	22
	12.6	Entire Agreement	22
	12.7	Waiver and Amendment	22
	12.8	Counterparts	22
	12.9	Governing Law; Waiver of Trial By Jury	22
	12.10	Attorneys’ Fees	23
	12.11	Recapitalization, Exchanges, Etc. Affecting the Common Stock	23

Exhibits

A	Form of Registration Rights Agreement

B	Transfer Agent Instructions

C	Investor Certification

Schedules

1	Names of Purchasers

2	Capitalization and Other Capital Stock Matters

3	Financial Statements and SEC Documents

4	Litigation

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is made and entered into as of June 14, 2021, by and between Contango ORE, Inc., a Delaware corporation (the “Issuer”), and the person(s) listed on Schedule 1 attached to this Agreement (each a “Purchaser” and, if more than one, collectively the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act (as defined below), and/or Rule 506 promulgated thereunder, the Issuer desires to issue and sell to the Purchasers, and the Purchasers desire to purchase from the Issuer, certain shares of common stock of the Issuer, par value $0.01 (the “Common Stock”), all in accordance with the terms and provisions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants herein contained, the parties hereto hereby agree as follows:

1.          Agreement to Purchase Common Stock. Subject to the terms and conditions hereinafter set forth in this Agreement, each Purchaser hereby agrees severally and not jointly to purchase at the Closing, and the Issuer agrees to sell and issue to each Purchaser at the Closing at a price of $21.00 per share, the number of shares of Common Stock shown opposite such Purchaser’s name on Schedule 1, for an aggregate purchase price (the “Purchase Price”) to be paid by such Purchaser in the amount shown opposite such Purchaser’s name on Schedule 1. The shares of Common Stock purchased pursuant to this Agreement are collectively referred to herein as the “Purchased Shares”. The aggregate number of Purchased Shares sold hereunder shall not exceed 476,190.

2.            Closing.

2.1           Closing Mechanics. Subject to the satisfaction or waiver by the applicable party of the conditions set forth in Section 5 and Section 6 of this Agreement, the purchase and sale of the Purchased Shares shall take place at a closing (the “Closing”) to be held at the offices of the Issuer at 3700 Buffalo Speedway, Suite 925, Houston, TX 77098, at 9:00 a.m. (local time), on such date or at such other time or such other date or at such other place as the Issuer and the Purchasers may agree (the day on which the Closing takes place, the “Closing Date”).

2.2             Closing Deliverables.

(a)             On or prior to the Closing Date, the Issuer shall deliver or cause to be delivered to each Purchaser, the following:

   (i)            this Agreement duly executed by the Issuer;

   (ii)          a copy of the Registration Rights Agreement, substantially in the form of Exhibit A dated as of the Closing Date (the “Registration Rights Agreement”, and together with this Agreement, the “Transaction Documents”) and executed by the Issuer;

   (iii)          a legal opinion of Thompson & Knight LLP in form and substance reasonably acceptable to the Purchasers;

   (iv)        a copy of the Issuer’s irrevocable instructions to Computershare Trust Company, N.A. (or any successor transfer agent for the Issuer, the “Transfer Agent” ) instructing the Transfer Agent to (A) if physical certificates are required by a Purchaser, deliver, on an expedited basis, one or more stock certificates or (B) if physical certificates are not required by a Purchaser, make a book-entry record through the facilities of DTC, in each case free and clear of all restrictive and other legends (except as expressly provided herein) and evidencing such number of Purchased Shares set forth for such Purchaser on Schedule 1, registered in the name of such Purchaser;

   (v)          duly executed Irrevocable Transfer Agent Instructions, in the form of Exhibit B, (the “Transfer Agent Instructions”) executed by the Issuer and delivered to and acknowledged in writing by the Transfer Agent;

   (vi)          a certificate from the Issuer’s Secretary or Assistant Secretary having attached thereto (A) the Certificate of Incorporation of the Issuer as in effect at the time of the Closing, (B) the Issuer’s Bylaws as in effect at the time of the Closing, (C) resolutions approved by the Board of Directors authorizing the transactions contemplated hereby, and (D) good standing certificates or their jurisdictional equivalents (including tax good standing) with respect to the Issuer and each Significant Subsidiary (as defined below) from the applicable authorities in Delaware, Texas and Alaska; and

   (vii)         the Issuer shall have provided each Purchaser with the Issuer’s wire instructions, on Issuer letterhead and executed by the Chief Executive Officer or Chief Financial Officer.

(b)             On or prior to the Closing Date, each Purchaser shall deliver or cause to be delivered to the Issuer, the following:

   (i)            this Agreement duly executed by such Purchaser;

   (ii)           a copy of the Registration Rights Agreement executed by such Purchaser;

   (iii)          an Investor Certification substantially in the form of Exhibit C (the “Investor Certification”) completed and executed by such Purchaser; and

   (iv)         payment of the Purchase Price for the Purchased Shares that such Purchaser is purchasing by wire transfer of immediately available funds to an account of the Issuer designated in writing by the Issuer to such Purchaser, which designation shall be delivered to Purchaser at least one (1) business day prior to the Closing.

3.           Purchasers’ Representations and Warranties. Each Purchaser hereby represents and warrants to the Issuer, severally and not jointly, that:

3.1          Investment Intent. Such Purchaser is acquiring the Purchased Shares solely for the Purchaser’s own account for investment purposes, and not with a view to, or for offer or sale in connection with, any distribution of the Purchased Shares in violation of the Securities Act of 1933, as amended (the “Securities Act”). By such representation, such Purchaser means that no other person has a beneficial interest in the Purchased Shares, and that no other person has furnished or will furnish directly or indirectly any part of or guarantee the payment of any part of the consideration to be paid by such Purchaser to the Issuer in connection therewith. Such Purchaser does not intend to dispose of all or any part of the Purchased Shares except in compliance with the provisions of the Securities Act and applicable state securities laws, and understands that the Purchased Shares are being offered pursuant to one or more specific exemptions under the provisions of the Securities Act, which exemptions depend, among other things, upon compliance with the provisions of the Securities Act.

3.2             Access to Information. Such Purchaser acknowledges and agrees that:

   (a)          the Issuer has provided or made available to Purchaser (through EDGAR, the Issuer’s website or otherwise) (i) the Issuer’s annual report on Form 10-K for the fiscal year ended June 30, 2020 (the “Annual Report”), (ii) the Issuer’s Definitive Proxy Statement on Schedule 14A filed on November 9, 2020 (the “Proxy Statement”), (iii) the Issuer’s filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), filed on or prior to the date of this Agreement, (including the Annual Report and the Proxy Statement, the “SEC Reports”) (iv) all press releases or investor presentations issued by the Issuer on or prior to the date of this Agreement that are included in a filing by the Issuer on Form 8-K or clearly posted on the Issuer’s website, (v) the Private Placement Memorandum dated June 14, 2021 (the “Private Placement Memorandum”) regarding the Purchased Shares and the Issuer, as amended or supplemented on or prior to the date hereof, and (vi) this Agreement and any other written materials furnished or made available to Purchaser by or on behalf of the Issuer and related to the purchase of the Purchased Shares, on or prior to the date hereof ((i) through (vi), collectively, the “Offering Materials”); and

(b)           Purchaser or its representative(s) has been afforded the opportunity to ask questions of the Issuer and its management. If desired, the Purchaser has been afforded the opportunity to ask management of the Issuer for such additional information concerning the business, management and financial affairs of the Issuer as the Purchaser has deemed necessary or appropriate in evaluating an investment in the Issuer and determining whether or not to purchase the Purchased Shares. Purchaser has had the opportunity to obtain any additional information that the Issuer possesses or can acquire without unreasonable effort or expense necessary to evaluate the merits and income tax consequences of the investment.

3.3         Investor Qualification; Economic Loss and Sophistication. Such Purchaser represents and warrants to the Issuer that (a) it, he or she is (i) a “qualified institutional buyer” within the meaning of Rule 144A promulgated under the Securities Act, or (ii) an “institutional accredited investor” within the meaning of Regulation D promulgated under the Securities Act, or, (iii) if the Purchased Shares are to be purchased for one of more accounts (“investor accounts”) for which such Purchaser is acting as fiduciary or agent, each such investor account is such an investor on a like basis; (b) such Purchaser has completed the Investor Certification, and all acknowledgements made by such Purchaser in the Investor Certification are incorporated by reference into this Agreement and are true and correct in all respects on and as of the date hereof; (c) in the normal course of such Purchaser’s business, such Purchaser invests in or purchases securities similar to the Purchased Shares and such Purchaser has such knowledge, sophistication and experience in financial and business matters that it, he or she is capable of evaluating the merits and risks of purchasing the Purchased Shares; and (d) such Purchaser is aware that it, he or she (or any investor account) may be required to bear the economic risk of an investment in the Purchased Shares for an indefinite period of time and such Purchaser (or such account) is able to bear the economic risks of this investment, and consequently, without limiting the generality of the foregoing, Purchaser is able to hold the Purchased Shares for an indefinite period of time and has a sufficient net worth to sustain a loss of all or a portion of its investment in the Purchased Shares in the event such loss should occur.

3.4            Knowledge and Experience. Such Purchaser is experienced in evaluating and investing in the securities of businesses in the development stage, and has such knowledge, sophistication and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Purchased Shares.

3.5            Suitability. Such Purchaser has carefully considered, and has, to the extent such Purchaser deems it necessary, discussed with such Purchaser’s own professional legal, tax and financial advisers the suitability of an investment in the Purchased Shares for such Purchaser’s particular tax and financial situation, and such Purchaser has determined that the Purchased Shares are a suitable investment for such Purchaser.

3.6            Non-Registered Securities. Such Purchaser understands that (a) the Purchased Shares (i) have not been registered under the Securities Act or any state securities laws, (ii) will be issued in reliance upon exemptions from the registration and prospectus delivery requirements of the Securities Act, and (iii) will be issued in reliance upon exemptions from the registration and prospectus delivery requirements of state securities laws which relate to private offerings, and (b) such Purchaser must therefore bear the economic risk of such investment indefinitely unless a subsequent disposition thereof is registered or exempted under the Securities Act and applicable state securities laws. In this connection, such Purchaser represents that it is knowledgeable with respect to Rule 144 of the Securities and Exchange Commission promulgated under the Securities Act.

3.7            Section 13 and Section 16 Compliance. Such Purchaser understands and acknowledges that ownership of Common Stock in certain amounts may subject the Purchaser to reporting and other informational requirements imposed by Section 13 and Section 16 of the Exchange Act. In addition, without limiting the generality of the foregoing, Section 16(b) of the Exchange Act imposes liability on company “insiders” for realizing short-swing profits relating to the Issuer’s securities. Such Purchaser is responsible for any and all filing requirements under Section 13 and Section 16 of the Exchange Act. The Issuer cannot advise the Purchaser regarding, nor is the Issuer responsible for, any Purchaser filing requirements under Section 13 and Section 16 of the Exchange Act. Purchaser is urged to seek the advice of counsel with respect to the application of Section 13 and Section 16 of the Exchange Act to such Purchaser’s particular situation as well as any other consequences arising under U.S. federal or state securities laws or under the laws of any foreign jurisdiction.

3.8           Truth and Accuracy. Such Purchaser understands and acknowledges that the Purchased Shares are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities laws, and that the Issuer is relying in part upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth in this Agreement in (a) concluding that the issuance and sale of the Purchased Shares is a “private offering” and, as such, is exempt from the registration requirements of the Securities Act, and (b) determining the applicability of such exemptions and the suitability of such Purchaser to purchase the Purchased Shares.

3.9           Due Formation; Good Standing; Authorization. Such Purchaser or the individual(s) executing and delivering this Agreement on behalf of such Purchaser, has all necessary power and authority to execute, deliver and perform its obligations under this Agreement, and the execution, delivery and performance by such Purchaser of this Agreement has been duly authorized by all necessary action on the part of such Purchaser. Upon the execution and delivery of this Agreement by such Purchaser or individual on behalf of such Purchaser, this Agreement will be a valid and binding obligation of such Purchaser. If such Purchaser is an entity, such Purchaser has been duly organized and is validly existing and in good standing under the laws of the jurisdiction in which it was organized, and was not formed for the specific purpose of acquiring the Purchased Shares. No authorization, consent or approval is required to be obtained by Purchaser from any governmental authority or agency or other official body in any relevant jurisdiction in connection with the execution or delivery of this Agreement by Purchaser or the performance by Purchaser of its obligations under this Agreement.

3.10        No Violation. If such Purchaser is an entity, the execution and delivery of this Agreement and the consummation of the transactions and performance of the terms and obligations contemplated by this Agreement do not and will not violate any term of such Purchaser’s organizational documents or any material agreements to which such Purchaser is a party, to which Purchaser’s property is subject or by which it is otherwise bound, or any statute, rule or regulation (federal, state, local or foreign) to which it is subject.

3.11          Enforceability. Such Purchaser has duly executed and delivered this Agreement and (subject to its execution by the Issuer) it constitutes a valid and binding agreement of such Purchaser enforceable in accordance with its terms against such Purchaser, except as limited (a) by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (b) by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (c) insofar as indemnification and contribution provisions may be limited by applicable law.

3.12          Reliance on Own Advisers. In connection with such Purchaser’s investment in the Purchased Shares, such Purchaser has not relied upon the Issuer or its advisers for legal or tax advice. Such Purchaser has sought accounting, legal and tax advice from its own advisers as such Purchaser has considered necessary to make an informed investment decision with respect to its investment in the Purchased Shares.

3.13          High Degree of Risk. Such Purchaser has been advised and understands that the purchase of the Purchased Shares involves a high degree of risk and uncertainty. Such Purchaser has read and understands the risk factors under the heading “Risk Factors” set forth in the Offering Materials.

3.14          Brokers or Finders. Such Purchaser has not dealt with any broker or finder in connection with the transactions contemplated by the Agreement, and has not incurred, and shall not incur, directly or indirectly, any liability for any brokerage or finders’ fees or agents’ commissions or any similar charges in connection with the transactions contemplated by the Agreement. Such Purchaser agrees that it will indemnify and hold harmless the Issuer from and against any and all claims, demands, or liabilities for broker’s, finder’s, placement, or other similar fees or commissions incurred by such Purchaser in connection with the purchase of the Purchased Shares or the consummation of the transactions contemplated by this Agreement.

3.15          Short Sales. As of the date of this Agreement, such Purchaser and its affiliates do not have, to such Purchaser’s knowledge, and during the 30-day period prior to the date of this Agreement such Purchaser and its affiliates, to Purchaser’s knowledge, have not entered into, any “put equivalent position” as such term is defined in Rule 16a-1 under the Exchange Act or short sale positions with respect to the Common Stock of the Issuer.

3.16          State and Foreign Securities Laws; Other Relevant Laws. Purchaser represents that it meets any additional or different suitability standards imposed by the securities and other laws of the jurisdiction of Purchaser’s principal place of business, residence or domicile applicable to or required in connection with an investment in the Purchased Shares.

3.17         Investment Company Act. Purchaser understands and acknowledges that the Issuer is not registered as, and does not have any obligation or intention to register as, an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Purchaser, if it is a private investment company or a non-U.S. investment company exempt from registration under the Investment Company Act pursuant to Section 3(c)(1) or 3(c)(7) thereunder, is not structured or operated for the purpose or as a means of circumventing the provisions of the Investment Company Act.

3.18         ERISA. Except as otherwise specifically disclosed by Purchaser to the Issuer, Purchaser is not a Benefit Plan Investor (as defined below). If Purchaser is a Benefit Plan Investor, the purchase and holding of the Purchased Shares by Purchaser will not result in a prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), for which an exemption is not available. If Purchaser is a Benefit Plan Investor, it acknowledges that Purchaser has evaluated for itself the merits of an investment in the Issuer, and it has not solicited and has not received from the Issuer, its affiliates, or any director, officer, partner, member, manager, employee or agent of the Issuer or such affiliate, any evaluation or other investment advice on any basis in respect of the advisability of a purchase of the Purchased Shares in light of the plan’s assets, cash needs, investment policies or strategy, overall portfolio composition or plan for diversification of assets and it is not relying and has not relied on the Issuer, any of its affiliates, or any director, officer, partner, member, manager, employee or agent of the Issuer or any such affiliate, for any such advice. If Purchaser is a Benefit Plan Investor, the trustee or other plan fiduciary directing the investment (a) in making the proposed investment, is aware of and has taken into consideration the diversification requirements of Section 404(a)(1)(C) of ERISA and (b) has concluded that the proposed investment in the Issuer is permissible under the documents governing the plan and the fiduciary, is prudent and is consistent with other applicable fiduciary responsibilities under ERISA. If Purchaser is an individual retirement account or an employee benefit plan not subject to Title I of ERISA, such as a governmental or church plan, the owner of the individual retirement account or other fiduciary directing the investment of the plan has concluded that the proposed investment in the Issuer is permissible under the documents and applicable law governing the account or the plan and the fiduciary, is prudent and is consistent with its other fiduciary responsibilities, if any. For purposes hereof, a “Benefit Plan Investor” is (i) an employee benefit plan subject to Part 4 of Subtitle B of Title I of ERISA, (ii) any plan to which Section 4975 of the Code applies, or (iii) an entity whose underlying assets include plan assets (within the meaning of Section 3(42) of ERISA) by reason of a plan’s investment in the entity.

3.19          Anti-Terrorism Representations. Neither Purchaser, nor any of its beneficial owners, appears on the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control of the United States Department of the Treasury or in the Annex to United States Executive Order 13224 – Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism, nor are they otherwise a prohibited party under the laws of the United States. Purchaser further represents that the monies used to fund the purchase of the Purchased Shares are not derived from, invested for the benefit of, or related in any way to, the governments of, or persons within, any country under a U.S. embargo enforced by the Office of Foreign Assets Control.

3.20           Anti-Money Laundering Representations.

   (a)            Purchaser does not know or have any reason to suspect that (i) the monies used to fund Purchaser’s purchase of the Purchased Shares have been or will be derived from or related to any illegal activities, including but not limited to, money laundering activities, or (ii) the proceeds from Purchaser’s investment in the Purchased Shares will be used to finance any illegal or illegitimate activities. Purchaser (A) has conducted thorough due diligence with respect to all of its beneficial owners, (B) has established the identities of all beneficial owners and the source of each of the beneficial owner’s funds and (C) will retain evidence of any such identities, any such source of funds and any such due diligence. Purchaser understands and agrees that, notwithstanding anything to the contrary contained in any document, if, following Purchaser’s purchase of the Purchased Shares, the Issuer reasonably believes that any aspect of a transaction with Purchaser (whether by virtue of Purchaser holding the Purchased Shares or otherwise) will be in contravention of United States federal, state, international or other laws or regulations, including anti-money laundering laws, the Issuer may be obligated to “freeze the account” of Purchaser, including prohibiting any distributions with respect to the Purchased Shares. In addition, in any such event, Purchaser may be forced to withdraw from the Issuer or may otherwise be subject to the remedies required by law, and, to the fullest extent permitted by applicable law, Purchaser shall have no claim against any person for any form of damages as a result of any of the actions described in this paragraph.

   (b)           Purchaser agrees to execute instruments, provide information, or perform any other acts as may reasonably be requested by the Issuer or an authorized representative of the Issuer, for the purpose of: (i) carrying out due diligence as may be required by applicable law to establish and verify Purchaser’s identity and source of funds, as well as those of any of Purchaser’s beneficial owner(s) and of any of Purchaser’s investors, partners, members, managers, directors, officers, beneficiaries or grantors and beneficial owner(s) of such investors, partners, members, managers, directors, officers, beneficiaries or grantors, as applicable; (ii) maintaining records of such identities and sources of funds, or verifications or certifications as to the same; and (iii) taking any other actions as may be required to comply with and remain in compliance with anti-money laundering statutes, regulations or conventions applicable to the Issuer (including the use of “truth technologies” such as World-Check, to verify any such information).

   (c)            None of Purchaser, any person controlling or controlled by Purchaser, any person having a beneficial interest in Purchaser or any person for whom Purchaser is acting as agent or nominee in connection with the Purchased Shares is: (i) a senior official in the executive, legislative, administrative, military or judicial branches of a non-U.S. government (whether elected or not), a senior official of a major non-U.S. political party, or a senior executive of a non-U.S. government owned corporation (“SFPF”); (ii) an immediate family member of any SFPF; (iii) a person who is widely or publicly known (or should be known by Purchaser) to maintain a close personal relationship with any SFPF; or (iv) a person that has been formed by or for the benefit of any SFPF.

   (d)            In the event that Purchaser is a non-U.S. banking institution (a “Non-U.S. Bank”) or receives deposits from, makes payments to or conducts transactions relating to, a Non-U.S. Bank in connection with Purchaser’s investment in the Issuer, such Non-U.S. Bank: (i) has a fixed address, other than an electronic address or a post office box, in a country in which it is authorized to conduct banking activities; (ii) employs one or more individuals on a full-time basis; (iii) maintains operating records related to its banking activities; (iv) is subject to inspection by the banking authority that licensed it to conduct banking activities; and (v) does not provide banking services to any other Non-U.S. Bank that does not have a physical presence in any country and that is not a registered affiliate.

3.21          Counsel to the Issuer Does Not Represent Purchaser. Purchaser understands and acknowledges that Thompson & Knight LLP represents only the Issuer, and not Purchaser, in connection with the issuance and sale of the Purchased Shares.

4.            Issuer’s Representations and Warranties. The Issuer hereby represents and warrants to each Purchaser that:

4.1            Corporate Existence; Authority. The Issuer and each “significant subsidiary” (as such term is defined in Rule 1-02 of Regulation S-X of the Securities Act) (a “Significant Subsidiary”) of which the Issuer owns, directly or indirectly, an interest, is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and it has all requisite power and authority to carry on its business as it is being conducted. The individual executing and delivering this Agreement on behalf of the Issuer has been duly authorized to execute and deliver this Agreement on behalf of the Issuer, and the signature of such individual is binding upon the Issuer. The Issuer has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents by the Issuer and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Issuer and no further consent or action is required by the Issuer, its Board of Directors or its stockholders. The Issuer is not in violation of any of the provisions of its certificate or articles of incorporation, bylaws or other organizational or charter documents. The Issuer and each Significant Subsidiary is duly qualified to conduct business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (a) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (b) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Issuer, or (c) a material adverse effect on the Issuer’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (a), (b) or (c), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification. “Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

4.2          Enforceability. The Issuer has duly executed and delivered this Agreement and (subject to its execution by the Purchasers) it constitutes a valid and binding agreement of the Issuer enforceable in accordance with its terms against the Issuer, except as limited by (a) general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (b) laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (c) insofar as indemnification and contribution provisions may be limited by applicable law.

4.3            The Common Stock. All of the outstanding shares of Common Stock of the Issuer have been duly and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights. The Common Stock to be sold pursuant to this Agreement has been duly authorized, reserved for issuance and, when issued and delivered to the Purchaser against payment therefor as provided by this Agreement will be validly issued, fully paid and non-assessable, free and clear of all liens or encumbrances, and the issuance of such Common Stock will not be subject to any preemptive or similar rights.

4.4            Capitalization and Other Capital Stock Matters. The authorized capital stock of the Issuer is as set forth in the Issuer’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 and filed with the Securities and Exchange Commission (the “SEC”) on May 11, 2021. Except as disclosed in the SEC Reports and as set forth on Schedule 2 attached hereto and incorporated herein by reference, the Issuer has not issued any other options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or entered into any agreement giving any person any right to subscribe for or acquire, any shares of its capital stock. Except for customary adjustments as a result of stock dividends, stock splits, combinations of shares, reorganizations, recapitalizations, reclassifications or other similar events, there are no anti-dilution or price adjustment provisions contained in any security issued by the Issuer (or in any agreement providing rights to security holders), and the issuance and sale of the Purchased Shares hereunder will not obligate the Issuer to issue shares of Common Stock or other securities to any person or result in a right of any holder of securities to adjust the exercise, conversion, exchange or reset price under such securities. There are no outstanding securities or instruments of the Issuer or any Significant Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Issuer or any Significant Subsidiary is or may become bound to redeem a security of the Issuer or any Significant Subsidiary. The Purchased Shares conform in all material respects to the description thereof contained in the Offering Materials. To the knowledge of the Issuer, except as disclosed in the SEC Reports filed prior to the date hereof and any Schedules 13D or 13G filed with the SEC pursuant to Rule 13d-1 of the Exchange Act by reporting persons, no person or group of related persons beneficially owns (as determined pursuant to Rule 13d-3 under the Exchange Act), or has the right to acquire, by agreement with or by obligation binding upon the Issuer, beneficial ownership of in excess of 5% of the outstanding Common Stock.

4.5            Financial Statements and SEC Documents. The Issuer has made available the Annual Report and the Proxy Statement to such Purchaser. As of the date hereof and as of their respective dates (or, if amended or superseded by a filing prior to the date hereof, then on the date of such filing), the SEC Reports filed by the Issuer complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed (or, if amended or superseded by a filing prior to the date hereof, then on the date of such filing) by the Issuer, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All material agreements to which the Issuer is a party or to which the property or assets of the Issuer are subject are included as part of or identified in the SEC Reports, to the extent such agreements are required to be included or identified pursuant to the rules and regulations of the SEC. Except as set forth in SEC Reports filed prior to the date hereof and as set forth on Schedule 3 attached hereto and incorporated by reference, the Issuer has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the 12 months preceding the date hereof on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension and has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof. The financial statements of the Issuer incorporated by reference in the SEC Reports and the Private Placement Memorandum present fairly the consolidated financial position of the Issuer in accordance with generally accepted accounting principles as of and at the dates indicated and present fairly the results of operations and cash flow of the Issuer of and at the dates indicated. Such financial statements of the Issuer have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto, and comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing (or, if amended or superseded by a filing prior to the Closing Date, then on the date of such filing).

4.6            Litigation. Except as set forth on Schedule 4 attached hereto and incorporated herein by reference or as otherwise disclosed in the SEC Reports and the Offering Materials, there is no Proceeding or other legal, administrative or governmental proceeding pending or, to the knowledge of the Issuer, threatened against or relating to the Issuer or its properties or business, that if determined adversely to the Issuer may reasonably be expected to have a Material Adverse Effect.

4.7            No Material Adverse Change. Since the date of the Annual Report, (a) there has not been any material adverse change in the business, operations, properties, assets, or condition of the Issuer, and, to the Issuer’s knowledge, any Significant Subsidiary, and to the Issuer’s knowledge, no event has occurred or circumstance exists that may result in such a material adverse change, and (b) the Issuer has not incurred any material liabilities other than (i) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (ii) liabilities not required to be reflected in the Issuer’s financial statements pursuant to generally accepted accounting principles or required to be disclosed in filings made with the SEC. The Issuer is not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the applicable Closing, will not be Insolvent (as defined below). “Insolvent” means (i) the present fair saleable value of the Issuer’s assets is less than the amount required to pay the Issuer’s total indebtedness, (ii) the Issuer is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) the Issuer intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) the Issuer has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

4.8             Environmental Matters.

   (a)            Except as otherwise disclosed in the Annual Report or Private Placement Memorandum or as would not be reasonably likely to have a Material Adverse Effect: (i) to the Issuer’s knowledge, the Issuer has complied with all applicable Environmental Laws (as defined in Section 4.8(b)); (ii) to the Issuer’s knowledge, the Issuer is not subject to liability for any Hazardous Substance disposal or contamination on any third party property; (iii) to the Issuer’s knowledge, the Issuer has not been associated with any release or threat of release of any Hazardous Substance; (iv) the Issuer has not received any notice, demand, letter, claim or request for information alleging that the Issuer may be in violation of or liable under any Environmental Law; (v) the Issuer is not subject to any orders, decrees, injunctions or other arrangements with any governmental entity or is subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances; and (vi) there are no circumstances or conditions involving the Issuer that could reasonably be expected to result in any claims, liability, investigations, costs or restrictions on the ownership, use or transfer of any property of the Issuer pursuant to any Environmental Law.

   (b)            For purposes of this Agreement, the term “Environmental Law” means any federal, state, local or foreign law, regulation, order, decree, permit, authorization, opinion, common law or agency requirement relating to: (i) the protection, investigation or restoration of the environment, health and safety, or natural resources, (ii) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (iii) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property.

   (c)            For purposes of this Agreement, the term “Hazardous Substance” means any substance that is: (i) listed, classified or regulated pursuant to any Environmental Law; (ii) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; or (iii) any other substance which is the subject of regulatory action by any governmental entity pursuant to any Environmental Law.

4.9           Compliance with Laws, Other Instruments. The execution, delivery and performance by the Issuer of the Transaction Documents will not (a) contravene, result in any breach of, or constitute a default under or result in the creation of any lien in respect of any property of the Issuer or any Significant Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or bylaws, or any other material agreement or instrument to which the Issuer is bound or by which the Issuer or any of its respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or governmental authority applicable to the Issuer or any Significant Subsidiary, or by which any property or asset of the Issuer or any Significant Subsidiary is bound or affected, (c) violate any provision of any statute or other rule or regulation of any governmental authority applicable to the Issuer, or (d) conflict with or violate any provision of the Issuer’s certificate or articles of incorporation, bylaws or other organizational or charter documents; except in the case of subsections (a) and (b) as would not be reasonably likely to have a Material Adverse Effect. Other than in connection or in compliance with the provisions of the Securities Act, no notice to, filing with, exemption or review by, or authorization, consent, approval of, any governmental authority is necessary for the consummation of the transactions contemplated by the Transaction Documents.

4.10         Regulatory Permits. The Issuer and the Significant Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Issuer nor any Significant Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

4.11          Observance of Agreements, Statutes and Orders. The Issuer is not in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or governmental authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any governmental authority which default or violation could have a Material Adverse Effect.

4.12         Private Placement; Investment Issuer. Neither the Issuer nor any of its affiliates nor, any person acting on the Issuer’s behalf has, directly or indirectly, at any time within the past six months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (a) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Issuer of the Purchased Shares as contemplated hereby or (b) cause the offering of the Purchased Shares pursuant to the Transaction Documents to be integrated with prior offerings by the Issuer for purposes of any applicable law, regulation or stockholder approval provisions, including, without limitation, under the rules and regulations of any of whichever of the New York Stock Exchange, the NYSE American, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question (the “Trading Market”). Assuming the accuracy of the representations and warranties of the Purchasers set forth in Article III, no registration under the Securities Act is required for the offer and sale of the Purchased Shares by the Issuer to the Purchasers as contemplated hereby. The sale and issuance of the Purchased Shares hereunder does not contravene the rules and regulations of any trading market on which the Common Stock is listed or quoted. The Issuer is not required to be registered as, and is not an affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

4.13         Listing and Maintenance Requirements. The Issuer has not, in the twelve months preceding the date hereof, received notice (written or oral) from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Issuer is not in compliance with the listing or maintenance requirements of such Trading Market. The Issuer is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

4.14         Registration Rights. Except for the Registration Rights Agreement or as otherwise disclosed in the SEC Reports, the Issuer has not granted or agreed to grant to any person any rights (including “piggy-back” registration rights) to have any securities of the Issuer registered with the SEC or any other governmental authority that have not expired or been satisfied or waived. No person has registration or “piggy-back” rights that would preempt or “cut-back” the registration rights granted to the Purchasers under this Registration Rights Agreement.

4.15           Internal Accounting Controls. The Issuer maintains a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorizations, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (c) access to assets is permitted only in accordance with management’s general or specific authorization, and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

4.16          Sarbanes-Oxley Act. The Issuer is in compliance in all respects with applicable requirements of the Sarbanes-Oxley Act of 2002 and applicable rules and regulations promulgated by the SEC thereunder, except where such noncompliance would not have, individually or in the aggregate, a Material Adverse Effect.

4.17         No General Solicitation. Neither the Issuer nor any person acting on behalf of the Issuer has offered or sold any of the Purchased Shares by any form of general solicitation or general advertising. Assuming the accuracy of the Purchasers’ representations and warranties under this Agreement, the Issuer has offered the Purchased Shares for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

4.18         Brokers or Finders. The Issuer has not dealt with any broker or finder in connection with the transactions contemplated by the Agreement and the Issuer has not incurred, and shall not incur, directly or indirectly, any liability for any brokerage of finders’ fees or agents’ commissions or any similar charges in connection with the transactions contemplated by the Agreement. The Issuer agrees that it will indemnify and hold harmless each Purchaser from and against any and all claims, demands, or liabilities for broker’s, finder’s, placement, or other similar fees or commissions incurred by the Issuer in connection with the purchase of the Purchased Shares or the consummation of the transactions contemplated by this Agreement.

5.           Conditions of Purchasers’ Obligations at Closing. The obligations of each Purchaser under Section 1 and Section 2 are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective against any Purchaser unless such consent is in a writing signed by such Purchaser:

5.1            Representations and Warranties. The representations and warranties of the Issuer contained in this Agreement shall be true and correct when made and as of the Closing Date (except that any such representations and warranties made as of a specific date shall be required to be true shall be true and correct as of such date only).

5.2            Performance. The Issuer shall have performed and complied with the covenants and agreements in this Agreement that are required to be performed or complied with by it on or before the Closing.

5.3            Proceedings and Documents. All corporate and other proceedings in connection with the Agreement contemplated to be effected at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to such Purchaser’s counsel, and such Purchaser shall have received all such counterpart original and certified or other copies of such documents as it may reasonably request.

5.4             Delivery. The delivery by the Issuer of the items set forth in Section 2.2(a) of this Agreement.

5.5            Consents, Permits, and Waivers. The Issuer shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement.

6.          Conditions of the Issuer’s Obligations at Closing. The obligations of the Issuer to the Purchasers under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions:

6.1            Representations and Warranties. The representations and warranties of each Purchaser contained in this Agreement shall be true and correct when made and as of the Closing Date (except that any such representations and warranties made as of a specific date shall be required to be true shall be true and correct as of such date only).

6.2             Payment of Purchase Price. Such Purchaser shall have delivered the Purchase Price specified in Section 1.

6.3             Delivery. The delivery by each Purchaser of the items set forth in Section 2.2(b) of this Agreement.

6.4            Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Purchased Shares pursuant to this Agreement shall be duly obtained and effective as of the Closing.

7.           Restrictions on Transfer.

7.1            Resale Restrictions. Each Purchaser (severally and not jointly) understands that the offer and sale of the Purchased Shares to such Purchaser have not been registered under the Securities Act or under any state securities laws. Purchaser agrees not to offer, sell or otherwise transfer the Purchased Shares, or any interest in the Purchased Shares, unless (a) the offer and sale is registered under the Securities Act, (b) the Purchased Shares may be sold in accordance with the applicable requirements and limitations of Rule 144 under the Securities Act and any applicable state securities laws, or (c) such Purchaser delivers to the Issuer an opinion of counsel reasonably satisfactory to the Issuer that the offer and sale is otherwise exempt from Securities Act registration. Notwithstanding the foregoing, the Issuer hereby consents to and agrees to register on the books of the Issuer and with its Transfer Agent, without any such legal opinion, except to the extent that the Transfer Agent requests such legal opinion, any transfer of the Purchased Shares by a Purchaser to an affiliate of such Purchaser, provided that the transferee certifies to the Issuer that it is an “accredited investor” as defined in Rule 501(a) under the Securities Act and provided that such affiliate does not request any removal of any existing legends on any certificate evidencing the Purchased Shares.

7.2             Common Stock Restrictive Legend. Each Purchaser understands and agrees that a legend in substantially the following form will be placed on the certificates of Common Stock:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND WERE OFFERED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE SECURITIES MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND OTHER APPLICABLE LAWS PURSUANT TO REGISTRATION OR EXEMPTION FROM REGISTRATION REQUIREMENTS THEREUNDER AND, IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT OR THE ISSUER HAS RECEIVED DOCUMENTATION REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER SUCH ACT.”

7.3             Illiquid Investment. Each Purchaser acknowledges that it, he or she must bear the economic risk of its investment in the Purchased Shares for an indefinite period of time, until such time as the Common Stock is registered or an exemption from registration is available.

7.4             Removal of Legends. Subject to the provisions of this Section 7.4, the restrictive legend set forth in Section 7.2 above shall be removed and the Issuer shall issue a certificate without such restrictive legend or any other restrictive legend to the holder of the applicable Purchased Shares upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at DTC, (a) at such time as Purchased Shares are being resold, if a registration statement covering the resale of the Purchased Shares is effective under the Securities Act, (b) at such time as Purchased Shares are being resold pursuant to and in compliance with Rule 144, (c) at the request of the holder (regardless of whether such Purchased Shares are then being resold), if the Purchased Shares are eligible for sale under Rule 144 without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144, or (d) at such time as Purchased Shares are being sold or transferred pursuant to an otherwise valid exemption from registration under the Securities Act. Prior to any such removal of the restrictive legend contemplated by clauses (b)-(d) of the foregoing, the Issuer shall be entitled to receive an opinion of counsel to the Issuer, in form and substance reasonably satisfactory to the Issuer, that the proposed sale or transfer of Purchased Shares is in compliance with the Securities Act. In connection with the resale of any Purchased Shares, provided a registration statement covering the resale of the Purchased Shares is effective under the Securities Act, or at such earlier time as a legend is no longer required for certain Purchased Shares, the Issuer will no later than three business days following the delivery by an Purchaser to the Issuer or the Transfer Agent (if delivery is made to the Transfer Agent a copy shall be contemporaneously delivered to the Issuer) of (i) a legended certificate representing such Purchased Shares (and, in the case of a requested transfer, endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect transfer), and (ii) an opinion of counsel to the extent required by Section 7.1, deliver or cause to be delivered to such Purchaser a certificate representing such Purchased Shares that is free from all restrictive and other legends. Certificates for Purchased Shares free from all restrictive legends may be transmitted by the Transfer Agent to the Purchaser by crediting the account of the Purchaser’s primary broker with DTC as directed by the Purchaser. The Issuer may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 7.4.

7.5           Furnishing of Information. Until the date that any Purchaser owning Purchased Shares may sell all of them without restriction under Rule 144 of the Securities Act (or any successor provision), the Issuer covenants to use its reasonable best efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Issuer after the date hereof pursuant to the Exchange Act.

7.6             Integration. The Issuer shall not, and shall use its commercially reasonable efforts to ensure that no affiliate thereof shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Purchased Shares in a manner that would require the registration under the Securities Act of the sale of the Purchased Shares to the Purchasers or that would be integrated with the offer or sale of the Purchased Shares for purposes of the rules and regulations of any Trading Market. Purchaser understands and acknowledges that the Issuer intends to utilize exemptions from integration under Rule 152 promulgated under the Securities Act with respect to sales to (a) “qualified institutional buyers” within the meaning of Rule 144A promulgated under the Securities Act and (b) “institutional accredited investors” within the meaning of Regulation D promulgated under the Securities Act.

7.7            Securities Laws Disclosure; Publicity. The Issuer shall timely file any filings and notices required by the SEC or applicable law with respect to the transactions contemplated hereby and provide copies thereof to the Purchasers promptly after filing. Except as herein provided, neither the Issuer nor any Significant Subsidiary shall publicly disclose the name of any Purchaser, or include the name of any Purchaser in any press release without the prior written consent of such Purchaser (which consent shall not be unreasonably withheld or delayed), unless otherwise required by law, regulatory authority or Trading Market, including disclosing information with respect to the Purchasers as selling stockholders in a Prospectus or Prospectus supplement. Neither the Issuer nor any Significant Subsidiary shall, and shall cause each of its their respective officers, directors, employees and agents not to, provide any Purchaser with any material nonpublic information regarding the Issuer or any Significant Subsidiary from and after the issuance of the above referenced press release without the express written consent of such Purchaser. To the extent that the Issuer delivers any material, non-public information to a Purchaser without such Purchaser’s consent, the Issuer hereby covenants and agrees that such Purchaser shall not have any duty of confidentiality to the Issuer, any of its subsidiaries, or any of their respective officers, directors, agents, employees or affiliates, or a duty to the Issuer, any of its subsidiaries or any of their respective officers, directors, agents, employees or affiliates not to trade on the basis of, such material, non-public information, provided that the Purchaser shall remain subject to applicable law.

8.            Indemnification.

8.1            Indemnification by Issuer. The Issuer agrees to indemnify and hold harmless each Purchaser and its officers, directors, affiliates, members, each person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and their respective successors, assigns, heirs, representatives and estates (collectively, the “Purchaser Indemnified Parties”) from and against any losses, claims, damages, or liabilities to which such Purchaser Indemnified Parties may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon any breach of the representations or warranties of the Issuer contained herein, or failure to comply with the covenants and agreements of the Issuer contained herein, and the Issuer will reimburse such Purchaser Indemnified Parties for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim, provided, however, that the Issuer shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, a breach of any representations or warranties made by such Purchaser herein, or the failure of such Purchaser Indemnified Parties to comply with its covenants and agreements contained in this Agreement, provided, further, that no Purchaser Indemnified Party shall be entitled to recover special, consequential or punitive damages under this Section 8.1. The Issuer shall reimburse each Purchaser Indemnified Party for the amounts provided for herein on demand as such expenses are incurred; provided, however, that the Issuer’s obligation to indemnify the Purchaser Indemnified Parties shall in no event exceed the aggregate purchase price for the Purchased Shares under this Agreement.

8.2            Indemnification by Purchasers. Each Purchaser, severally not jointly, agrees to indemnify and hold harmless the Issuer and its officers, directors, affiliates, members and their respective successors and assigns (collectively, the “Issuer Indemnified Parties”) from and against any third party losses, claims, damages or liabilities to which such Issuer Indemnified Parties may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon any breach of the representations or warranties of such Purchaser contained herein, or failure to comply with the covenants and agreements of such Purchaser contained herein, and such Purchaser will reimburse such Issuer Indemnified Parties for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim, provided, however, that such Purchaser shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, a breach of any representations or warranties made by the Issuer herein, or the failure of the Issuer to comply with its covenants and agreements contained in this Agreement, provided, further, that no Issuer Indemnified Party shall be entitled to recover special, consequential or punitive damages under this Section 8.2. Such Purchaser shall reimburse each Issuer Indemnified Party for the amounts provided for herein on demand as such expenses are incurred; provided, however, that such Purchaser’s obligation to indemnify the Issuer Indemnified Parties shall in no event exceed the aggregate purchase price for the Purchased Shares under this Agreement.

8.3            Claims for Indemnification. Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 8, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, but the omission to so notify the indemnifying person will not relieve it from any liability which it may have to any indemnified person under this Section 8 (except to the extent that such omission materially and adversely affects the indemnifying person’s ability to defend such action) or from any liability otherwise than under this Section 8. Subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall elect by written notice delivered to the indemnified person promptly after receiving the aforesaid notice from such indemnified person, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof, provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel (together with appropriate local counsel) for all indemnified parties. In no event shall any indemnifying person be liable in respect of any amounts paid in settlement of any action unless the indemnifying person shall have approved the terms of such settlement; provided that such consent shall not be unreasonably withheld. No indemnifying person shall, without the prior written consent of the indemnified person, effect any settlement of any pending or threatened proceeding in respect of which any indemnified person is or could have been a party and indemnification could have been sought hereunder by such indemnified person, unless such settlement includes an unconditional release of such indemnified person from all liability on claims that are the subject matter of such proceeding.

   (a)            If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified person under Section 8.1 or 8.2 above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying person shall contribute to the amount paid or payable by such indemnified person as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Issuer on the one hand and the Purchaser(s) on the other in connection with the statements or omissions or other matters which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, in the case of an untrue statement, whether the untrue statement relates to information supplied by the Issuer on the one hand or the Purchaser(s) on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement. The Issuer and the Purchasers agree that it would not be just and equitable if contribution pursuant to this subsection 8.3(a) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection 8.3(a). The amount paid or payable by an indemnified person as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection 8.3(a) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection 8.3(a), a Purchaser shall not be required to contribute any amount in excess of the amount by which the net amount received by such Purchaser from the sale of the Purchased Shares to which such loss relates exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue statement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Each Purchaser’s obligations in this subsection to contribute shall be in proportion to its sale of Purchased Shares to which such loss relates and shall not be joint with any other Purchaser.

   (b)            The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 8, and are fully informed regarding said provisions. The parties are advised that federal or state public policy as interpreted by the courts in certain jurisdictions may be contrary to certain of the provisions of this Section 8, and the parties hereto hereby expressly waive and relinquish any right or ability to assert such public policy as a defense to a claim under this Section 8 and further agree not to attempt to assert any such defense.

9.           Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed (i) if within the United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by electronic transmission, or (ii) if delivered from outside the United States, by Federal Express or electronic transmission, and shall be deemed given (A) if delivered by first-class registered or certified mail, three business days after so mailed, (B) if delivered by nationally recognized overnight carrier, one business day after so mailed, (C) if delivered by Federal Express, two business days after so mailed, (D) if delivered by electronic transmission, upon electronic confirmation of receipt and shall be delivered as addressed as follows:

   (a)       if to the Issuer, to:

Contango ORE, Inc.
3700 Buffalo Speedway, Suite 925
Houston, TX 77098
Attn: Rick Van Nieuwenhuyse, President and CEO
Tel:       (778) 386-6227
Email:

with a copy to (which shall not constitute notice):

Thompson & Knight LLP
811 Main Street, Suite 2500
Houston, TX 77002
Attn: Timothy T. Samson
Tel:       (713) 951-5842
Email:

   (b)      if to a Purchaser, at its address on Schedule 1 attached hereto, or at such other address or addresses as may have been furnished to the Issuer in writing by such Purchaser.

10.         Reliance. Each Purchaser and the Issuer understand and agree that the other party and its respective officers, directors, employees and agents may, and will, rely on the accuracy of the other party’s respective representations and warranties in this Agreement to establish compliance with applicable securities laws. Each Purchaser and the Issuer agree to indemnify and hold harmless all such parties against all losses, claims, costs, expenses and damages or liabilities which they may suffer or incur caused or arising from their reliance on such representations and warranties; provided, however, that the indemnification provided by each Purchaser pursuant to this Section 10 shall be limited to the Purchase Price paid by such Purchaser pursuant to this Agreement.

11.          Termination.

   (a)            Notwithstanding anything herein to the contrary, this Agreement shall automatically terminate at any time at or prior to the Closing if a statute, rule, order, decree or regulation shall have been enacted or promulgated, or if any action shall have been taken by any governmental authority of competent jurisdiction that permanently restrains, permanently precludes, permanently enjoins or otherwise permanently prohibits the consummation of the transactions contemplated by this Agreement or makes the transactions contemplated by this Agreement illegal.

   (b)            Notwithstanding anything herein to the contrary, this Agreement may be terminated at any time by any Purchaser (with respect to the obligations of such Purchaser) or the Issuer, upon written notice to the other party, if the Closing shall not have occurred on or before June 25, 2021 (the “Outside Date”); provided, however, that the right to terminate this Agreement under this Section 11 shall not be available to any party whose (i) breach of any provision of this Agreement, (ii) failure to comply with their obligations under this Agreement or (iii) actions not taken in good faith, shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to the Outside Date or the failure of a condition in Section 5 or Section 6 to be satisfied at such time.

   (c)            In the event of the termination of this Agreement as provided in this Section 11, (i) this Agreement shall forthwith become null and void and (ii) there shall be no liability on the part of any party hereto, except with respect to the requirement to comply with any confidentiality agreement in favor of the Issuer; provided that nothing herein shall relieve any party from any liability or obligation with respect to any willful breach of this Agreement.

12.         Miscellaneous.

12.1          Survival. Subject to the limitations and other provisions of this Agreement, the representations and warranties of the Issuer contained herein shall survive the Closing and shall remain in full force and effect until the date that is 12 months from the Closing Date; provided, that the representations and warranties in Section 4.1, Section 4.2, Section 4.3 and Section 4.18 shall survive for the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation or extension thereof) plus 30 days. Subject to the limitations and other provisions of this Agreement, the representations and warranties of the Purchasers contained herein shall survive the Closing indefinitely. All covenants and agreements of the parties contained herein shall survive the Closing indefinitely or for the period explicitly specified therein. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non-breaching party to the breaching party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of the relevant representation or warranty and such claims shall survive until finally resolved.

12.2           Assignment. This Agreement is not transferable or assignable without the prior written consent of the other party.

12.3          Execution and Delivery of Agreement. The Issuer shall be entitled to rely on delivery by electronic transmission of an executed copy of this Agreement, and acceptance by the Issuer of such electronically transmitted copy shall create a valid and binding agreement between the Purchasers and the Issuer.

12.4          Gender; Headings; “Including”. Pronouns in neuter gender shall be construed to include any other gender unless the context clearly otherwise requires. Headings appearing at the beginning of any section are for convenience only and shall not constitute part of such section and shall be disregarded in construing the language contained in such section. The word “includes” and its derivatives means “includes, but is not limited to” and corresponding derivative expressions.

12.5         Severability. Should any portion or provision of this Agreement be declared illegal, invalid or unenforceable in any jurisdiction, then such portion or provision shall be deemed to be severable from this Agreement to the extent practicable while preserving the economic intention of the parties and, in any event, such illegality, invalidity or unenforceability shall not affect the remainder hereof.

12.6          Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matters herein and supersedes and replaces any prior agreements and understandings, whether oral or written, between them with respect to such matters.

12.7          Waiver and Amendment. Except as otherwise provided herein, the provisions of this Agreement may be waived, altered, amended or repealed, in whole or in part, only upon the mutual written agreement of the Issuer and Purchasers acquiring in the aggregate a majority of the Purchased Shares.

12.8           Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

12.9           Governing Law; Waiver of Trial By Jury. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), will be construed in accordance with and governed by the laws of the State of New York without regard to principles of conflicts of laws. Any action against any party relating to the foregoing shall be brought in any federal or state court of competent jurisdiction located within the State of New York, and the parties hereto hereby irrevocably submit to the exclusive jurisdiction of any federal or state court located within the State of New York over any such action. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection that they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY WAIVES, AND AGREES TO CAUSE ITS AFFILIATES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

12.10        Attorneys’ Fees. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable, documented attorneys’ fees (including any reasonable, documented fees incurred in any appeal) in addition to its reasonable, documented costs and expenses and any other available remedy.

12.11         Recapitalization, Exchanges, Etc. Affecting the Common Stock. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all equity interests of the Issuer or any successor or assign of the Issuer (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution of, the Common Stock, and shall be appropriately adjusted for combinations, recapitalizations and the like occurring after the date of this Agreement and prior to the Closing.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above mentioned.

ISSUER:

CONTANGO ORE, INC.

By:	/s/ Rick Van Nieuwenhuyse
Name:	Rick Van Nieuwenhuyse
Title:	President and Chief Executive Officer

[Signature Page to Stock Purchase Agreement]

PURCHASER:

ALASKA FUTURE FUND, LP By: ALASKA FUTURE FUND GP, LLC, its General Partner By: Barings LLC, its Managing Member

By:	/s/ Patrick O’Hara
Name:	Patrick O’Hara
Title:	Managing Director

[Signature Page to Stock Purchase Agreement]

EXHIBIT A

FORM OF REGISTRATION RIGHTS AGREEMENT

EXHIBIT B

TRANSFER AGENT INSTRUCTIONS

EXHIBIT C

INVESTOR CERTIFICATION

SCHEDULE 1

Names of Purchasers

SCHEDULE 2

Capitalization and Other Capital Stock Matters

SCHEDULE 3

Financial Statement and SEC Documents

SCHEDULE 4

Litigation